NEWS RELEASE

Innovative Card Technologies Announces Third Quarter Results

Third Quarter Highlights
•	Continued quarter-over-quarter revenue growth
•	59% reduction in Q3 year-over-year operating expense
•	Successful completion of several customer pilot programs
•	Expanding deployments on six continents

Los Angeles, CA - November 3, 2008 - Innovative Card Technologies, Inc. (NASDAQ: INVC), developers of the breakthrough InCard DisplayCardTM security device for e-banking, e-commerce and data access, today announced third quarter financial results. The company reported its strongest quarterly revenue performance to date, taking in $840,098 in the third quarter of 2008, with only two months of production during the quarter due to a month-long holiday shutdown of a key European supplier, compared with $159 in the third quarter of 2007. The company achieved a 59% reduction in operating expense over the comparable 2007 period. After accounting for the revaluation of warrant liability and interest, InCard lost $1,561,843 in the third quarter, or $0.05 per diluted share, as compared with $0.16 per diluted share in the third quarter of 2007. The company’s order backlog at October 30, 2008 was $1.2 million.

For the nine months ended September 30, 2008, InCard reported revenue of $1.86 million, versus $2,669 revenue in the prior year period. Also, for the comparable year-over-year period, the company reduced its operating expenses by 35%.

"InCard Technologies, having completed successful pilot programs and product performance testing by some of the world’s most demanding financial institutions and security vendors, has built a foundation for continued quarterly revenue growth.” said Steven R. Delcarson, President and CEO of InCard Technologies. "We are now fulfilling deployments by customers who have fully vetted the utility and market appeal of our product - and who are now committing marketing dollars and personnel to their expanded rollout efforts, in some cases mandating use of the InCard DisplayCard to their end users. Even amidst difficult global financial market conditions, we expect to close out InCard’s 2008 revenue performance with continued growth in the fourth quarter, and we have a strong revenue outlook for 2009.” Delcarson continued, “we expect yield rates and margins to improve as we deploy higher volumes of cards and begin to see the impact of our new pricing structure. We maintain a conservative 10% warranty reserve, and expect this to improve as our products continue to perform reliably in the field through their service life warranty."

The InCard DisplayCard’s success parallels the success of the quickly-growing hardware token market, which will be worth $764 million in 2009 per IDC. One-time passcode tokens, a subset of this market, generate a unique digital passcode that can only be used once. The passcode is entered into a database or website login along with the username and password, providing dual-factor authentication for each account login. This strong security prevents fraudulent access to electronic financial accounts, provides quick authentication of a caller’s identity to call centers (thus allowing agents to handle more calls per hour), and prevents misuse of sensitive data.

Among one-time passcode authenticators, the InCard DisplayCard stands out with its ultra-portable credit card form - a much easier-to-carry device than legacy keyfob tokens. The InCard DisplayCard has been deployed to authenticate access to VPN systems, corporate databases, government information systems, online gaming accounts, sensitive document storage, and, most notably, online banking and brokerage accounts. This format especially resonates with financial institutions, as the InCard DisplayCard is compatible with existing payment card infrastructure (ATM, distribution systems, point-of-sale), the card’s artwork is fully branded to the issuing institution, and bank customers are familiar and comfortable with receiving card products from their bank.

Visit InCard Technologies at booth number 4Q080 at the CARTES Show, November 4-6 in Paris, France. For more details, contact Stephanie Edwards, Marketing Manager at +1-310-404-3764 or sedwards@incard.com.

About Innovative Card Technologies
Innovative Card Technologies, Inc. (NASDAQ: INVC) was founded in 1993 to add functionalities to payment cards. The company’s InCard DisplayCard enables dual-factor authentication in a convenient card form. The cards can be configured to offer RFID physical access or payment capabilities, and feature a screen powered by an integrated battery, circuit, and switch. This screen displays a one-time password to verify the presence of the card during online and voice transactions or data systems login. www.incard.com.

INNOVATIVE CARD TECHNOLOGIES
US BANK TOWER • 633 WEST 5TH ST, SUITE 2600 • LOS ANGELES, CA • 90071
PHONE: 310.312.0700 • FAX: 213.223.2147 • WWW.INCARD.COM

Investor Relations
Jose Castaneda
720-733-0052, ir@incard.com

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements included in this document are based upon information available to InCard as of the date hereof, and InCard has not assumed any duty to update these forward-looking statements to reflect events or circumstances after the date of this document. A discussion of various factors that could cause InCard’s actual results to differ materially from those expressed in such forward-looking statements is included in InCard’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB, dated April 1, 2008.

INNOVATIVE CARD TECHNOLOGIES, INC.
INCOME STATEMENT

	Three months ended September 30, 2008	Three months ended September 30, 2007	Nine months ended September 30, 2008	Nine months ended September 30, 2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$840,098	$159	$1,857,523	$2,669
Cost of Goods Sold	(984,024)	(179,621)	(2,054,232)	(575,017)
Gross Margin	(143,926)	(179,462)	(196,709)	(572,348)
Operating expenses
Administrative	1,306,148	1,856,756	4,355,576	5,224,297
Consulting fees	169,996	151,823	424,521	443,863
Professional fees	189,698	285,928	638,921	769,522
Research and development	98,230	442,130	396,585	911,540
Unrecoverable payments to suppliers	-	1,546,428	-	1,546,428
Total operating expenses	1,764,072	4,283,065	5,815,603	8,895,650
Loss from operations	(1,907,998)	(4,462,527)	(6,012,312)	(9,467,998)

Other income (expense):
Change in fair value of warrant liability and other expense	841,513	-	2,745,273	-
Interest income	2,978	31,609	26,535	174,301
Interest expense	(498,336)	(11,899)	(1,083,695)	(12,148)
Total other income	346,155	19,710	1,688,113	162,153

Loss before provision for income taxes	(1,561,843)	(4,442,817)	(4,324,199)	(9,305,845)
Provision for income taxes	-	(800)	(800)	(800)
Net loss	$(1,561,843)	$(4,443,617)	$(4,324,999)	$(9,306,645)
Basic and diluted loss per share	$(0.05)	$(0.16)	$(0.15)	$(0.33)
Basic and diluted weighted-average common shares outstanding	28,495,256	28,420,616	28,471,681	28,416,981

INNOVATIVE CARD TECHNOLOGIES, INC.
BALANCE SHEET

	September 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$200,844	$339,600
Accounts receivable	670,757	13,077
Prepaids and other current assets	267,607	54,127
Deposits on raw materials held for production	361,350	605,662
Raw materials held for production	993,075	1,315,960
Work in progress inventory	2,560,965	886,259
Total current assets	5,054,598	3,214,685

Property and equipment, net	168,806	193,185
Deferred debt issuance cost	476,319	—
Deposits	90,944	177,747
Intangible assets, net	1,606,721	2,075,953
Total assets	$7,397,388	$5,661,570

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,625,410	$3,660,044
Accounts payable - related parties	595,365	657,254
Warranty reserve	164,592	27,816
Deferred revenue	1,036,494	898,585
Total current liabilities	3,421,861	5,243,699

8% convertible debenture, net of $5,715,737 discount	2,784,263	—
Warrant liability	221,238	—
Total liabilities	6,427,362	5,243,699

Commitments and contingencies	—	—

STOCKHOLDERS’ EQUITY

Preferred stock $0.001 par value, 5,000,000 shares authorized, 0 (unaudited) and 0 shares issued and outstanding	—	—
Common stock $0.001 par value, 75,000,000 shares authorized, 28,495,256 (unaudited) and 28,433,116 issued and outstanding	28,495	28,433
Additional paid-in capital	33,333,713	28,456,621
Accumulated deficit	(32,392,182)	(28,067,183)
Total stockholders’ equity	970,026	417,871
Total liabilities and stockholders’ equity	$7,397,388	$5,661,570